Exhibit 10.3
AMENDMENT
THIS AMENDMENT (“Amendment”) dated the 22nd day of November, 2010, amends the Transportation Agreement dated as of July 31, 2006 (the “Agreement”) between The United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”).
Preamble
WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);
WHEREAS, the parties now desire to amend certain provisions of the Agreement to provide an expansion of the Products as stated below;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:
1. Commencing on December 7, 2010, and ending on December 22, 2010, with an optional day December 23. Execution of the optional day will be determined by the USPS on December 22, 2010. USPS desires to utilize FedEx ULDs for its peak charter operations and FedEx agrees to provide such ULDs based on the schedule and list of charges outlined in Attachment 1. USPS agrees to pay the ULD charges based on the presumption that two charters will operate during this period from Memphis, TN to ANC, SJU and HNL. At the end of charter operations, one ULD set per market will be returned to the MEM Hub or a location within the United States agreed upon by USPS and FedEx.
2. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
3. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.
IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of November 22, 2010.

THE UNITED STATES POSTAL SERVICE
By:	/s/ GREGORY BAYNE
	Title:	Purchasing & Supply Chain Specialist,
Contracting Officer

FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON
	Title:	VP, Postal Transportation Management

Attachment 1
[ * ]

Total AMJs for the Period	[ * ]
Total LD3s for the Period	[ * ]
Optional Days AMJ	[ * ]
Optional Days LD3s	[ * ]
[ * ]
ULD Charges for Period

ULD Type	AMJ	LD3
Amount of containers	[ * ]	[ * ]
Charge per ULD	[ * ]	[ * ]
Total Charges Per ULD type	[ * ]	[ * ]
Optional Day	[ * ]	[ * ]
Total Charges (w/o Optional Day)			[ * ]
Total Charges (w/ Optional Day)			[ * ]
Assumptions:

1.	747 Aircraft are used for the charter operations. Each aircraft carries [ * ] and [ * ]

2.	Each location requires 2 sets of ULDs, one set for the ULDs in transit and another set at the origin to build the next dispatch.

3.	Two sets of ULDs per aircraft, [ * ] and [ * ], are the amount of containers charged per day.

4.	[ * ] from [ * ]. [ * ] from [ * ]. [ * ] from [ * ].

5.	The amount of ULDs charged is based on [ * ], [ * ], and [ * ] as outlined above

6.	The rate per ULD type is: AMJ — [ * ] and LD3s — [ * ].

7.	If optional day is exercised, the same rates will apply.

8.	Charges for the optional day are based on [ * ]. If [ * ], additional rates will apply. The rates are set out in 6. above.

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.